                                                                      EXHIBIT 25

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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                            --------------------
                                   FORM T-1

      STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                         ------------------------------
                         ------------------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

  NEW YORK                                               13-4941247
  (Jurisdiction of Incorporation or                      (I.R.S. Employer
  organization if not a U.S. national bank)              Identification no.)


  FOUR ALBANY STREET
  NEW YORK, NEW YORK                                     10006
  (Address of principal                                  (Zip Code)
  executive offices)

                        BANKERS TRUST COMPANY
                        LEGAL DEPARTMENT
                        130 LIBERTY STREET, 31ST FLOOR
                        NEW YORK, NEW YORK  10006
                        (212) 250-2201

            (Name, address and telephone number of agent for service)

                        ---------------------------------
                        ---------------------------------

                   QWEST COMMUNICATIONS INTERNATIONAL, INC.
              (Exact name of obligor as specified in its charter)

  DELAWARE                                               84-0978360
  (State or other jurisdiction of                        (I.R.S. employer
  Incorporation or organization)                         Identification no.)


  555 SEVENTEENTH STREET
  DENVER, CO                                                80202
  (Address of principal executive offices)               (Zip Code)


                         10-7/8% SENIOR NOTES DUE 2007
                      (Title of the indenture securities)


  ITEM 1.      GENERAL INFORMATION.
               Furnish the following information as to the trustee.

               (a) Name and address of each examining or supervising authority to which it is subject.

               NAME                                         ADDRESS
               ----                                         -------

               Federal Reserve Bank (2nd District)          New York, NY
               Federal Deposit Insurance Corporation        Washington, D.C.
               New York State Banking Department            Albany, NY

               (b)  Whether it is authorized to exercise corporate trust powers.

                    Yes.

  ITEM 2.      AFFILIATIONS WITH OBLIGOR.

               If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None.

  ITEM 3. -15. NOT APPLICABLE

  ITEM  16.    LIST OF EXHIBITS.

               EXHIBIT 1 -    Restated Organization Certificate of Bankers Trust
                              Company dated August 7, 1990, Certificate of
                              Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 -

                              Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

            EXHIBIT 2 -       Certificate of Authority to commence business -
                              Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No.
                              33-21047.

            EXHIBIT 3 -       Authorization of the Trustee to exercise corporate
                              trust powers - Incorporated herein by reference to
                              Exhibit 2 filed with Form T-1 Statement,
                              Registration No. 33-21047.

            EXHIBIT 4 -       Existing By-Laws of Bankers Trust Company, dated
                              as amended on February 18, 1997. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.


            EXHIBIT 5 -       Not applicable.

            EXHIBIT 6 -       Consent of Bankers Trust Company required by
                              Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                              Statement, Registration No. 22-18864.

            EXHIBIT 7 -       A copy of the latest report of condition of
                              Bankers Trust Company dated as of
                              December 31, 1996.

            EXHIBIT 8 -       Not Applicable.

            EXHIBIT 9 -       Not Applicable.


                                 SIGNATURE


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 17th day of June, 1996.


                                    BANKERS TRUST COMPANY



                                    By:  /s/ Kevin Weeks
                                         ---------------
                                         Kevin Weeks
                                         Assistant Treasurer

Legal Title of Bank:       Bankers Trust Company      Call Date:   6/30/96      ST-BK:  36-4840      FFIEC 031
Address:                   130 Liberty Street         Vendor ID:   D            CERT:  00623         Page RC-1
City, State   ZIP:         New York, NY  10006                                                       11
FDIC Certificate No.:        0   0   6   2   3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.


SCHEDULE RC--BALANCE SHEET

                                                                                                --------------------------------
                                                                                                  C400
                                                                                    --------------------------------------------
                                                       Dollar Amounts in Thousands  RCFD    Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
                                                                                    / / / / / / / / / / / / / / / / / /
 1. Cash and balances due from depository institutions (from Schedule RC-A):                 / / / / / / / / / / / / / / / / / /
    a.   Noninterest-bearing balances and currency and coin(1)...................   0081                            1,545,000  1.a.
    b.   Interest-bearing balances(2)............................................   0071                            2,494,000  1.b.
 2. Securities:                                                                     / / / / / / / / / / / / / / / / / /
    a.   Held-to-maturity securities (from Schedule RC-B, column A)..............   1754                                    0  2.a.
    b.   Available-for-sale securities (from Schedule RC-B, column D)............   1773                            4,368,000  2.b.
 3. Federal funds sold and securities purchased under agreements to resell in
    domestic offices of the bank and of its Edge and Agreement subsidiaries,        / / / / / / / / / / / / / / / / / /
    and in IBFs:                                                                    / / / / / / / / / / / / / / / / / /
    a.   Federal funds sold......................................................   0276                            3,651,000  3.a.
    b.   Securities purchased under agreements to resell.........................   0277                            3,230,000  3.b.
 4. Loans and lease financing receivables:                                          / / / / / / / / / / / / / / / / / /

    a.   Loans and leases, net of unearned income
         (from Schedule RC-C)..............................RCFD 2122  24,849,000    / / / / / / / / / / / / / / / / / /        4.a.
    b.   LESS: Allowance for loan and lease losses.........RCFD 3123     923,000    / / / / / / / / / / / / / / / / / /        4.b.
    c.   LESS: Allocated transfer risk reserve.............RCFD 3128           0    / / / / / / / / / / / / / / / / / /        4.c.
    d.   Loans and leases, net of unearned income,                                  / / / / / / / / / / / / / / / / / /
         allowance, and reserve (item 4.a minus 4.b and 4.c).....................   2125                        28,889,000     4.d.
 5. Assets held in trading accounts..............................................   3545                        38,272,000     5.
 6. Premises and fixed assets (including capitalized leases).....................   2145                           914,000     6.
 7. Other real estate owned (from Schedule RC-M).................................   2150                           213,000     7.
 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M).........................................................   2130                           184,000     8.
 9. Customers' liability to this bank on acceptances outstanding.................   2155                           597,000     9.
10.  Intangible assets (from Schedule RC-M)......................................   2143                            17,000     10.
11.  Other assets (from Schedule RC-F)...........................................   2160                         6,056,000     11.
12.  Total assets (sum of items 1 through 11)....................................   2170                        90,430,000     12.
                                                                                    ------------------------------------------------

--------------------------------------
(1) Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:       Bankers Trust Company      Call Date:   6/30/96      ST-BK:  36-4840      FFIEC 031
Address:                   130 Liberty Street         Vendor ID:   D            CERT:  00623         Page RC-2
City, State   ZIP:         New York, NY  10006                                                       12
FDIC Certificate No.:        0   0   6   2   3

SCHEDULE RC--CONTINUED

                                                                                    --------------------------------------------
                            Dollar Amounts in Thousands  / / / / / / / /                            Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                              / / / / / / / / / / / / / / / / / / / / / / / /
13.  Deposits:                                            / / / / / / / / / / / / / / / / / / / / / / /
     a.   In domestic offices (sum of totals
          of columns A and C from Schedule
          RC-E, part I)................................           RCON 2200                     11,985,000                 13.a.
          (1)  Noninterest-
               bearing(1)......RCON 6631  3,569,000....               / / / / / / / / / / / / / / / / / / / / / / /        13.a.(1)
          (2)  Interest-
               bearing.........RCON 6636  5,471,000....               / / / / / / / / / / / / / / / / / / / / / / /        13.a.(2)

     b.   In foreign offices, Edge and Agreement
           subsidiaries, and IBFs (from Schedule            / / / / / / / / / / / / / / / / / / / / / / /
           RC-E part II)...............................           RCFN 2200                     21,619,000                 13.b.
           (1)  Noninterest-
                bearing........RCFN 6631    494,000....           / / / / / / / / / / / / / / / / / / / / / / /            13.b.(1)
           (2)  Interest-
                bearing........RCFN 6636 19,154,000....           / / / / / / / / / / / / / / / / / / / / / / /            13.b.(2)

14.  Federal funds purchased and securities sold under            / / / / / / / / / / / / / / / / / / / / / / /
     agreements to repurchase in domestic offices of the bank     / / / / / / / / / / / / / / / / / / / / / / /
     and of its Edge and Agreement subsidiaries, and in IBFs:
     a.   Federal funds purchased......................           RCFD 0278                      6,560,000                 14.a.
     b.   Securities sold under agreements to
           repurchase..................................           RCFD 0279                        120,000                 14.b.
15.  a.   Demand notes issued to the U.S. Treasury.....           RCON 2840                              0                 15.a.
     b.   Trading liabilities..........................           RCFD 3548                     19,172,000                 15.b.
16.  Other borrowed money:                                  / / / / / / / / / / / / / / / / / / / / / / /
     a.   With original maturity of one year or less...           RCFD 2332                      5,909,000                 16.a.
     b.   With original maturity of more than one year.           RCFD 2333                      3,097,000                 16.b.
17.  Mortgage indebtedness and obligations under
     capitalized leases................................           RCFD 2910                         31,000                 17.
18.  Bank's liability on acceptances executed and
     outstanding.......................................           RCFD 2920                        597,000                 18.
19.  Subordinated notes and debentures.................           RCFD 3200                      1,229,000                 19.
20.  Other liabilities (from Schedule RC-G)............           RCFD 2930                      5,235,000                 20.
21.  Total liabilities (sum of items 13 through 20)....           RCFD 2948                     85,554,000                 21.
                                                            / / / / / / / / / / / / / / / / / / / / / / /
22.  Limited-life preferred stock and related surplus..           RCFD 3282                              0                 22.
EQUITY CAPITAL                                              / / / / / / / / / / / / / / / / / / / / / / /
23.  Perpetual preferred stock and related surplus.....           RCFD 3838                        600,000                 23.
24.  Common stock......................................           RCFD 3230                      1,001,000                 24.
25.  Surplus (exclude all surplus related to preferred
     stock)............................................           RCFD 3839                        540,000                 25.
26.  a.   Undivided profits and capital reserves.......           RCFD 3632                      3,131,000                 26.a.
     b.   Net unrealized holding gains (losses) on
          available-for-sale securities................           RCFD 8434                        (14,000)                26.b.
27.  Cumulative foreign currency translation
     adjustments.......................................           RCFD 3284                       (382,000)                27.
28.  Total equity capital (sum of items 23 through 27).           RCFD 3210                      4,876,000                 28.
29.  Total liabilities, limited-life preferred stock, and   / / / / / / / / / / / / / / / / / / / / / / /
     equity capital (sum of items 21, 22, and 28)......           RCFD 3300                     90,430,000                 29.
                                                            ---------------------------------------------

Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
                Number
     auditing work performed for the bank by independent external
             ------------
     auditors as of any date during 1995...............           RCFD 6724   RCFD  2    M.1

--------------------------
1   =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2   =   Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company auditors (but not on the bank separately)
3   =   Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4   =   Directors' examination of the bank performed by other external auditors
        (may be required by state chartering authority)
5   =   Review of the bank's financial statements by external auditors
6   =   Compilation of the bank's financial statements by external
7   =   Other audit procedures (excluding tax preparation work)
8   =   No external audit work

--------------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.


                              STATE OF NEW YORK,

                              BANKING DEPARTMENT


      I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, MY HAND AND OFFICIAL SEAL OF THE BANKING DEPARTMENT AT THE CITY OF
NEW

YORK, THIS 21ST DAY OF MARCH IN THE YEAR OF OUR LORD ONE THOUSAND NINE HUNDRED AND NINETY-SIX.



                                         Peter M. Philbin
                                 ---------------------------------
                                 DEPUTY SUPERINTENDENT OF BANKS



                          CERTIFICATE OF AMENDMENT

                                  OF THE

                          ORGANIZATION CERTIFICATE

                              OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                          -----------------------------

    We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

    1.   The name of the corporation is Bankers Trust Company.

    2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

    3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

    4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

    "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

    "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-

    Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

    6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

    IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                    James T. Byrne, Jr.
                                ----------------------------------
                                    James T. Byrne, Jr.
                                    Managing Director


                                    Lea Lahtinen
                                ----------------------------------
                                    Lea Lahtinen
                                    Assistant Secretary

  State of New York   )
                      )  ss:
  County of New York  )

    Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                             Lea Lahtinen
                                       ------------------------
                                             Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


    Sandra L. West
---------------------------
    Notary Public


            SANDRA L. WEST
     Notary Public State of New York             Counterpart filed in the
            No. 31-4942101                       Office of the Superintendent of
      Qualified in New York County               Banks, State of New York,
  Commission Expires September 19, 1996          This 21st day of March, 1996